Exhibit 23 (c)

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-45305) and the related Proxy Statement/Prospectus of ASR Investments Corporation and United Dominion Realty Trust, Inc. ("United Dominion") for the registration of 8,412,714 shares of United Dominion common stock and 8,412,714 rights to purchase Series C Junior Participating Cumulative Redeemable Preferred Stock and to the incorporation by reference herein of (a) our reports dated June 11, 1997, with respect to the statements of rental operations of Anderson Mill Oaks Apartments, Pineloch Apartments, Poat Oak Ridge Apartments and Seahawk Apartments, included in United Dominion's current report on Form 8-K, dated July 1, 1997, filed with the Securities and Exchange Commission; (b) our reports dated June 25, 1997, respect to the statements of rental operations of Tradwinds Apartments, Trinity Place Apartments and Stoneybrook Apartments, included in United Dominion's current report on Form 8-K, dated July 1, 1997, filed with the Securities and Exchange Commission; (c) our reports dated August 7, 1997 with respect to the statements of rental operations of Forest Creek Apartments, Lakeside Apartments, Lotus Landing Apartments, Mallards of Brandywine Apartments and Orange Oaks Apartments, included in United Dominion's current report on Form 8-K, dated July 1, 1997, filed with the Securities and Exchange Commission; (d) our report dated November 14, 1997 with respect to the statement of rental operations of Waterside at Ironbridge Apartments, included in United Dominion's current report on Form 8-K, dated October 21, 1997, filed with the Securities and Exchange Commission; and (e) our reports dated November 20, 1997 with respect to the statements of rental operations of Bammelwood Apartments, Braesridge Apartments, Camino Village Apartments and Pecan Grove Aprtments, included in United Dominion's current report on Form 8-K, dated October 21, 1997, filed with the Securities and Exchange Commisision.





                                     /s/ L.P. MARTIN & COMPANY, P.C.


                                     L.P. Martin & Company, P.C.
                                     Certified Public Accountants

Richmond, Virginia
February 10, 1998